Exhibit 99.1
REALNETWORKS ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS
Achieves Record Quarterly Revenue
SEATTLE — November 6, 2006 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced results for the third quarter ended September 30, 2006.
Quarterly Highlights:
•	Record revenue of $93.7 million
•	Net income of $42.2 million
•	Earnings per diluted share of $0.24 and adjusted earnings per diluted share of $0.05
•	Agreement to acquire WiderThan announced on September 12th; successfully acquired approximately 95% of shares on October 31st
“This quarter has been both very successful financially and very eventful strategically for Real,” said Rob Glaser, chairman and CEO of RealNetworks. “By joining forces with WiderThan, Real greatly accelerates our efforts in mobile entertainment, and deepens our relationships with Tier 1 mobile carriers. And by launching the world’s first Rhapsody-optimized MP3 players and home audio systems, we have put the celestial jukebox into the palm of consumers’ hands.”
For the third quarter of 2006, revenue grew 14% to $93.7 million compared to $82.2 million for the third quarter of 2005. For the third quarter of 2006, revenue in the Consumer Products and Services segment was as follows: Games revenue was $22.5 million, a 53% increase over the third quarter of 2005; Music revenue was $30.4 million, a 16% increase over the third quarter of 2005; and Media Software and Services revenue was $29.6 million, a decrease of 4% from the third quarter of 2005. In the Technology Products and Solutions segment, revenue was $11.2 million, a 7% increase over the third quarter of 2005. Foreign currency exchange rate fluctuations positively impacted 2006 third quarter revenue by approximately $0.4 million compared to the third quarter of 2005.
Net income for the third quarter of 2006 was $42.2 million or $0.24 per diluted share, compared to $11.2 million or $0.06 per diluted share in the third quarter of 2005. Adjusted net income, which excludes the impact of our agreements with Microsoft, equity investment gains, stock-based compensation expenses and estimated income tax expense related to these items, was $8.7 million or $0.05 per diluted share, compared to $6.3 million or $0.03 per diluted share in the third quarter of 2005. A reconciliation of GAAP net income to adjusted net income is provided in the financial tables that accompany this release.
Gross margin was 70% in the third quarter of both 2006 and 2005. Operating expenses for the third quarter of 2006 were $8.1 million compared to $57.7 million in the prior year’s quarter. Third quarter 2006 operating expenses include a benefit related to Microsoft’s payment under the settlement and commercial agreements signed in the fourth quarter of 2005. Operating expenses also include non-cash stock-based compensation expense. Excluding the impact from the Microsoft agreements and stock-based compensation expense, adjusted operating expenses in the third quarter of 2006 were $62.2 million compared to $54.1 million in the third quarter of 2005.

A reconciliation of GAAP operating expenses to adjusted operating expenses is provided in the financial tables that accompany this release. For the third quarter of 2006, Real’s effective tax rate was approximately 38%.
As of September 30, 2006, Real had approximately $845 million in unrestricted cash, cash equivalents and short-term investments which include the proceeds from $100 million of convertible debt. Further, Real expects to receive up to $122 million in additional payments related to the Microsoft agreements over the next two quarters. Microsoft can earn credits against its future payments as a result of delivering music users to Real through its promotional efforts.
Under Real’s stock repurchase program, approximately 200,000 shares were repurchased for $1.9 million during the third quarter of 2006. As of September 30, 2006, approximately $78.1 million remained available under the existing stock repurchase program.
Acquisition of WiderThan
On October 31, 2006, Real acquired approximately 95% of WiderThan Co., Ltd. (Nasdaq: WTHN) through a cash tender offer. As a result of the tender offer, WiderThan became a majority-owned subsidiary of Real, and the financial results of WiderThan will be included in Real’s consolidated financial statements subsequent to the acquisition date. Real paid approximately $320 million for its purchase of 95% of WiderThan shares.
The Real executive responsible for the WiderThan operations will be John Giamatteo, who is being promoted to President, Technology Products and Solutions and International Operations, RealNetworks. WiderThan executives reporting to Mr. Giamatteo include DJ Lee, President and CEO of WiderThan APAC, Vern Poyner, President and CEO of WiderThan Americas, and Dr. Jinsoo Yoon, Head of Global Technology for WiderThan.
Business Outlook
The following forward looking statements reflect Real’s expectations as of November 6, 2006. The Company currently does not intend to update these forward-looking statements until the next quarterly results announcement. This guidance reflects the acquisition of approximately 95% of WiderThan effective October 31, 2006. This guidance is also based on preliminary purchase price adjustments resulting from the acquisition of WiderThan, which are subject to change upon finalization of the purchase price allocation. For the fourth quarter of 2006, Real expects revenue in the range of $117 million to $123 million, including approximately $22 million to $24 million related to two months of WiderThan results. For the fourth quarter of 2006, GAAP net income per diluted share is expected to be $0.18 to $0.21 and adjusted net income per diluted share is expected to be $0.00 to $0.03. For the full year 2006, Real expects revenue in the range of $387 million to $393 million, including approximately $22 million to $24 million related to WiderThan. Real expects full year GAAP net income per diluted share of $0.77 to $0.80 and adjusted net income per diluted share of $0.09 to $0.12. The guidance for the fourth quarter and full year 2006 assumes an effective tax rate of approximately 37%, which may vary due to fluctuations in certain assets and liabilities, including unrealized gains on equity investments and the valuation of our deferred tax assets. These rate variations generally have no material impact on the amount paid for income taxes. For both the fourth quarter and full year 2006, the impact of the WiderThan acquisition is expected to be slightly dilutive to GAAP net income per share and slightly accretive to adjusted net income per share.

Adjusted net income per diluted share for both the fourth quarter and full year 2006 excludes approximately $2.7 million of WiderThan acquisition related charges. The expected fourth quarter 2006 results of WiderThan subsequent to the date of acquisition are not necessarily indicative of results of WiderThan for the entire fourth quarter. A reconciliation of expected GAAP net income per diluted share to expected adjusted net income per diluted share is provided in the financial tables that accompany this release.
About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial results presented in accordance with GAAP, RealNetworks uses non-GAAP measures for certain components of financial performance. These non-GAAP measures include adjusted net income, adjusted net income per diluted share and adjusted operating expenses. Adjusted net income excludes the impact related to non-cash stock-based compensation expense, income and expenses including charitable contributions, related to the Microsoft agreements, equity investment gains and losses, amortization of intangible assets resulting from the WiderThan acquisition and an estimate of the income taxes from the aforementioned items. The presentation of these non-GAAP financial measures is not intended to be considered as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current and expected future financial performance. The Company believes these non—GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of its core operating and financial results. Management uses these measures on an ongoing basis to track and assess the Company’s financial performance. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.
The Company will host a webcast and conference call today at 5:00 pm (Eastern)/2:00 pm (Pacific). The live webcast featuring slides and audio, will be available at http://investor.realnetworks.com. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “Third Quarter Earnings,” and the leader is Rob Glaser. A telephonic replay will be available until 8:00 pm (Eastern) on November 15, 2006 and may be accessed by dialing 888-568-0723 (203-369-3193 for international callers).
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Roy Goodman, (206) 674-2330, rgoodman@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. is a leading creator of digital media services and software including Rhapsody, RealPlayer® 10, and casual PC and mobile games. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ corporate information is located at http://www.realnetworks.com/company.

Forward Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenue, GAAP and adjusted net income per diluted share and GAAP and adjusted operating expenses; (b) Real’s position in the mobile music entertainment market, and the related growth and profitability potential; (c) the impact of the WiderThan acquisition on Real’s earnings and Real’s expectations regarding the timing of consolidation of WiderThan’s financial results into Real’s financial statements; (d) the effect of final purchase price accounting relating to the WiderThan acquisition; and (e) expected future payments resulting from the Microsoft agreements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with acquisitions generally, and the acquisition of WiderThan in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies, as well as risks specifically associated with WiderThan’s business; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the risk that the collaborative agreements we have with Microsoft will be less successful than we expect; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on our gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of our financial statements and forward looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(in thousands, except per share data)
Net revenue	$93,676	$82,233	$269,687	$241,491

Cost of revenue	28,389	24,695	81,788	74,273

Gross profit	65,287	57,538	187,899	167,218

Operating expenses:
Research and development	18,344	16,354	55,127	45,381
Sales and marketing	37,560	30,745	111,604	93,809
General and administrative	14,043	7,037	41,586	21,120
Loss on excess office facilities (A)	—	—	738	—

Subtotal operating expenses	69,947	54,136	209,055	160,310

Antitrust litigation expenses (benefit) (B)	(61,861)	3,531	(159,554)	11,925

Total operating expenses, net	8,086	57,667	49,501	172,235

Operating income (loss)	57,201	(129)	138,398	(5,017)

Other income (expense), net:
Interest income, net	10,618	2,904	27,978	7,499
Equity in net loss of MusicNet	—	—	—	(1,068)
Gain on sales of equity investments	—	11,740	2,286	19,330
Other, net	242	124	432	(276)

Other income, net	10,860	14,768	30,696	25,485

Income before income taxes	68,061	14,639	169,094	20,468
Income tax provision	(25,908)	(3,457)	(63,180)	(3,763)

Net income	$42,153	$11,182	$105,914	$16,705

Basic net income per share	$0.26	$0.07	$0.66	$0.10

Diluted net income per share	$0.24	$0.06	$0.59	$0.09

Shares used to compute basic net income per share	160,578	170,797	160,467	170,761
Shares used to compute diluted net income per share	178,913	184,180	178,551	184,276

(A)	The loss on unoccupied excess office facilities represents an increase in the estimate of the loss from building operating costs not expected to be recovered.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2006	2005
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$693,057	$651,971
Short-term investments	151,745	129,356
Trade accounts receivable, net of allowances for doubtful accounts and sales returns	24,481	16,721
Deferred tax assets, net, current portion	7,046	54,204
Prepaid expenses and other current assets	11,488	11,933

Total current assets	887,817	864,185

Equipment, software and leasehold improvements, at cost:
Equipment and software	65,551	56,402
Leasehold improvements	29,139	27,964

Total equipment, software and leasehold improvements	94,690	84,366
Less accumulated depreciation and amortization	60,235	51,228

Net equipment, software and leasehold improvements	34,455	33,138

Restricted cash equivalents	17,300	17,300
Equity investments	26,269	46,163
Other assets	4,177	2,397
Deferred tax assets, net, non-current portion	15,967	19,147
Goodwill	132,789	123,330
Other intangible assets, net	7,386	7,337

Total assets	$1,126,160	$1,112,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,905	$11,397
Accrued and other liabilities	72,105	112,340
Deferred revenue, current portion	25,469	25,021
Accrued loss on excess office facilities, current portion	4,053	4,623

Total current liabilities	116,532	153,381

Deferred revenue, non-current portion	340	276
Accrued loss on excess office facilities, non-current portion	11,323	13,393
Deferred rent	4,472	4,018
Convertible debt	100,000	100,000
Other long-term liabilities	1,679	196

Total liabilities	234,346	271,264

Total shareholders’ equity	891,814	841,733

Total liabilities and shareholders’ equity	$1,126,160	$1,112,997

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
	(in thousands)
Cash flows from operating activities:
Net income	$105,914	$16,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,480	11,869
Stock-based compensation	12,332	109
Equity in net losses of MusicNet	—	1,068
Changes in accrued loss on excess office facilities and content agreement	(2,640)	(6,230)
Loss on disposal of equipment	76	250
Gain on sales of equity investments	(2,286)	(19,330)
Deferred income taxes	56,508	3,324
Other	73	48
Net change in certain operating assets and liabilities, net of balances from businesses acquired during the year	(48,496)	6,127

Net cash provided by operating activities	133,961	13,940

Cash flows from investing activities:
Purchases of equipment, software and leasehold improvements	(9,316)	(10,728)
Purchases of intangible assets	—	(1,000)
Purchases of short-term investments	(177,868)	(121,540)
Proceeds from sales and maturities of short-term investments	156,006	127,790
Decrease in restricted cash equivalents	—	2,095
Proceeds from sales of equity investments	2,286	19,530
Purchases of cost based investments	(834)	(647)
Payment of acquisition costs, net of cash acquired	(7,086)	(14,705)

Net cash provided by (used in) investing activities	(36,812)	795

Cash flows from financing activities:
Net proceeds from sale of common stock under employee purchase plan and exercise of stock options	41,976	4,926
Repayment of long-term note payable	—	(648)
Repurchase of common stock	(98,869)	(29,275)

Net cash used in financing activities	(56,893)	(24,997)

Effect of exchange rate changes on cash and cash equivalents	830	(492)

Net decrease in cash and cash equivalents	41,086	(10,754)
Cash and cash equivalents at beginning of period	651,971	219,426

Cash and cash equivalents at end of period	$693,057	$208,672

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2006			2005
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business: *
Consumer products and services (A)	$82,497	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206
Technology products and solutions (B)	11,179	11,967	11,791	10,153	10,483	12,093	12,366

Total net revenue	$93,676	$89,409	$86,602	$83,568	$82,233	$82,686	$76,572

Consumer Products and Services: *
Subscriptions (C)	$50,878	$47,452	$47,832	$47,508	$47,347	$47,821	$44,400
Media properties (D)	13,883	11,546	9,484	10,224	9,606	8,986	6,033
E-commerce and other (E)	17,736	18,444	17,495	15,683	14,797	13,786	13,773

Total consumer products and services revenue	$82,497	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206

Consumer Products and Services: *
Music (F)	$30,375	$30,118	$28,918	$27,760	$26,193	$24,933	$22,883
Media software and services (G)	29,586	26,127	27,277	29,914	30,858	32,012	29,134
Games (H)	22,536	21,197	18,616	15,741	14,699	13,648	12,189

Total consumer products and services revenue	$82,497	$77,442	$74,811	$73,415	$71,750	$70,593	$64,206

Net Revenue by Geography:
United States	$69,433	$66,542	$65,700	$65,177	$63,478	$63,443	$57,757
Rest of world	24,243	22,867	20,902	18,391	18,755	19,243	18,815

Total net revenue	$93,676	$89,409	$86,602	$83,568	$82,233	$82,686	$76,572

Gross Margin by Line of Business:
Consumer products and services	68%	68%	67%	70%	68%	68%	65%
Technology products and solutions	81%	81%	83%	81%	82%	83%	82%
Total gross margin	70%	70%	69%	71%	70%	70%	68%

Subscribers (presented as greater than)**
Total	2,450	2,400	2,400	2,250	2,200	2,000	1,850
Music	1,650	1,625	1,575	1,425	1,300	1,150	975

*	Reclassifications were made to the presentation of 2005 data to conform to the presentation for 2006

**	Beginning the quarter ended March 31, 2005, total and music subscribers reflect the inclusion of subscribers that registered for the Comcast Rhapsody Radio Plus service

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(B)	Revenue is derived from media delivery system software, support and maintenance services, broadcast hosting services and consulting services

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions

(D)	Revenue is derived from all advertising and through the distribution of third party products

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third party software products and advertising related to our non-game and non-music related web properties

(H)	Revenue is derived from the GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third party products

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of net income in accordance with GAAP to total adjusted net income (loss) is as follows:

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2006	2006	2006	2005	2005	2005	2005
	(in thousands, except per share data)
Net income in accordance with GAAP	$42,153	$38,878	$24,883	$295,640	$11,182	$4,709	$814
Stock based compensation	5,021	3,673	3,638	19	25	48	36
Loss (gain) on equity investments	—	(2,286)	—	266	(11,740)	(7,590)	—
Expenses (benefit) related to antitrust litigation:
Income	(62,000)	(58,000)	(40,000)	(478,571)	—	—	—
Expenses	1,000	997	971	50,850	3,531	4,650	3,744
Charitable contributions	1,889	1,805	1,225	14,786	—	—	—
Tax impact of proforma items	20,587	19,732	12,717	113,325	3,324	—	—

Total adjusted net income (loss)	$8,650	$4,799	$3,434	$(3,685)	$6,322	$1,817	$4,594

GAAP basic net income per share	$0.26	$0.24	$0.15	$1.76	$0.07	$0.03	$0.00
GAAP diluted net income per share	$0.24	$0.22	$0.14	$1.61	$0.06	$0.03	$0.00

Adjusted basic net income (loss) per share	$0.05	$0.03	$0.02	$(0.02)	$0.04	$0.01	$0.03
Adjusted diluted net income per share	$0.05	$0.03	$0.02	n/a	$0.03	$0.01	$0.02

Shares used to compute basic net income (loss) per share	160,578	159,938	160,887	167,573	170,797	171,393	170,947
Shares used to compute diluted net income per share	178,913	177,337	176,923	183,728	184,180	184,816	184,686

A reconciliation of GAAP cost of revenue and operating expenses for the quarters ended September 30, 2006 and 2005 to adjusted cost of revenue and operating expenses is as follows:

	Quarter ended September 30, 2006
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$28,389	$(57)	$—	$28,332

Operating expenses:
Research and development	$18,344	$(1,878)	$—	$16,466
Sales and marketing	37,560	(1,920)	—	35,640
General and adminstrative	14,043	(1,166)	(2,750)	10,127
Antitrust litigation benefit	(61,861)	—	61,861	—

Total adjusted operating expenses, net	$8,086	$(4,964)	$59,111	$62,233

	Quarter ended September 30, 2005
	As	Stock-Based	Antitrust Litigation
	Reported	Compensation	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$24,695	$—	$—	$24,695

Operating expenses:
Research and development	$16,354	$(20)	$—	$16,334
Sales and marketing	30,745	—	—	30,745
General and adminstrative	7,037	(5)	—	7,032
Antitrust litigation expenses	3,531	—	(3,531)	—

Total adjusted operating expenses, net	$57,667	$(25)	$(3,531)	$54,111

Forward Looking Guidance
A reconciliation of GAAP net income per diluted share guidance for the quarter and the full year ending December 31, 2006 to adjusted net income per diluted share guidance is as follows:

	Quarter Ending December 31, 2006		Year Ending December 31, 2006
	Low	High	Low	High
Net Income per diluted share in accordance with GAAP	$0.18	$0.21	$0.77	$0.80
Intangible amortization related to WiderThan acquisition	0.01	0.01	0.01	0.01
Antitrust litigation related benefit, net	(0.33)	(0.33)	(1.18)	(1.18)
Stock-based compensation	0.03	0.03	0.10	0.10
Gains on sales of equity investments	—	—	(0.01)	(0.01)
Tax effect of above proforma items	0.11	0.11	0.40	0.40

Total adjusted net income per diluted share	$0.00	$0.03	$0.09	$0.12